Exhibit 99.2

FOR IMMEDIATE RELEASE

For more information, contact:

Charles Sahner

Vonage

732-528-2677

Charles.Sahner@vonage.com

VONAGE RECEIVES PARTIAL REMAND IN VERIZON PATENT LITIGATION

Case Returns to Lower Court for Retrial; Vonage Continues Delivering

Uninterrupted Service to Customers

Holmdel, NJ, September 26, 2007 – Vonage announced today that the U.S. Court of Appeals for the Federal Circuit today partially remanded a March 8th jury verdict in the U.S. District Court in Alexandria, Va. that the company infringed on three Verizon patents. The U.S. Court of Appeals for the Federal Circuit remanded the infringement verdict on the 880 patent and affirmed the verdict on the 574 and 711 patents. Further, the Court of Appeals vacated the entire award of $58 million in damages and the 5.5 percent royalty. The Court of Appeals remanded the case to the U.S. District Court and directed that the court retry those aspects of the original case.

In light of the workaround technology that Vonage has developed and deployed, today’s decision is not expected to have an adverse impact on Vonage’s business and customers will continue to enjoy the same great service they have come to expect from Vonage. Workarounds to the 711 patent and the 574 patent have been deployed for awhile.

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“We thank the appellate court for its thoughtful consideration of the merits of our case,” said Vonage’s Chief Legal Officer, Sharon O’Leary. “We are pleased with the decision to vacate the 880 patent and the damages. However, Vonage remains confident that it has not infringed on the 880 patent – a position we will continue to vigorously assert and look forward to presenting at trial.”

O’Leary continued, “In the meantime, it’s business as usual. We have had our workarounds for the 711 and 574 patents in place for some time and will remain focused on providing a great customer experience.”

About Vonage

Vonage (NYSE: VG) is a leading provider of digital phone services with 2.45 million subscriber lines. Our award-winning technology enables anyone to make and receive phone calls with a touch tone telephone almost anywhere a broadband Internet connection is available. We offer feature-rich and cost-effective communication services that offer users an experience similar to traditional telephone services.

Our Residential Premium Unlimited and Small Business Unlimited calling plans offer consumers unlimited local and long distance calling, and popular features like call waiting, call forwarding and voicemail — for one low, flat monthly rate. For more information about Vonage's products and services, please visit http://www.vonage.com.

Vonage Holdings Corp. is headquartered in Holmdel, New Jersey. Vonage® is a registered trademark of Vonage Marketing Inc., a subsidiary of Vonage Holdings Corp.

Safe Harbor Statement

This press release contains forward-looking statements regarding Vonage’s litigation with Verizon and the deployment of its workaround technology. In addition, statements in this press release that are not historical facts or information may be forward-looking statements. The forward-looking statements in this release are based on information available at the time the statements are made and/or management's belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. Important factors that could cause such differences include, but are not limited to, our damaging and disruptive intellectual property and other litigation; our efforts to design around third-party intellectual property and implement such design arounds; our history of net operating losses and our need for cash to finance our growth; the competition we face; our dependence on our customers’ existing broadband connections; differences between our service and traditional phone services, including our 911 service; uncertainties relating to regulation of VoIP services; system disruptions or flaws in our technology; the risk that VoIP does not gain broader acceptance; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management's Discussion and Analysis of Results of Operations and Financial Condition” section and other sections of Vonage's Annual Report on Form 10-K for the year ended December 31, 2006, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, and therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

Vg-a

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